SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2003

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of  incorporation)

0-16125	41-0948415
(Commission file number)	(I.R.S. Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

99.1	Press release of Fastenal Company dated October 10, 2003

Item 9.    Regulation FD Disclosure.

The following information is being provided pursuant to Item 12 of this report:

        On October 10, 2003, Fastenal Company (the “Company”) issued a press release discussing its financial performance for the fiscal quarter ended September 30, 2003. A copy of that press release is attached as an exhibit to this report and is incorporated herein by reference.

        The press release contains information regarding the Company’s total and daily sales growth rates, adjusted to exclude sales of the “DIY Business” which was acquired by the Company on August 31, 2001 and disposed of by the Company on October 3, 2002. Management believes that such adjusted growth rates are useful to investors because they provide consistent information about the financial performance of the Company’s organic store-based business and the Company’s ongoing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2003

FASTENAL COMPANY

By:	/s/ Daniel L. Florness

Daniel L. Florness Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press release of Fastenal Company dated October 10, 2003. . . . . . . . . . . . . . . . . . Electronically Filed